CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 56 to the registration statement on Form N-1A (File No. 811-7237 and 33-56339) ("Registration Statement") of our report dated November 6, 2002, relating to the financial statements and financial highlights appearing in the September 30, 2002 Annual Report of Putnam International New Opportunities Fund, a series of Putnam Investment Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
January 24, 2003